UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019 (April 24, 2019)

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2019, Ryerson Holding Corporation (“Ryerson” or the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) in Houston, Texas. At the Annual Meeting, Ryerson’s stockholders (i) elected each of the two persons indicated below to serve as a Class II director for a three-year term that will continue until the 2022 annual meeting of stockholders or until his successor has been duly elected and qualified, (ii) approved the appointment of Ernst & Young LLP to serve as Ryerson’s independent registered public accounting firm for 2019, and (iii) approved the Amended and Restated 2014 Omnibus Incentive Plan.

Ryerson’s inspector of elections reported the final vote of the stockholders as follows:

PROPOSAL 1: Election of Class II Directors

Name	For	Withheld	Broker Non-Votes
Stephen P. Larson	33,635,836	422,647	2,576,371
Philip E. Norment	27,810,415	6,248,068	2,576,371

The following directors continued in office after the Annual Meeting: Kirk K. Calhoun, Court D. Carruthers, Eva M. Kalawski, Jacob Kotzubei, and Mary Ann Sigler.

PROPOSAL 2: Ratification of the appointment of Ernst & Young LLP as Ryerson’s independent registered public accounting firm for 2019

For	Against	Abstain
36,358,084	227,733	49,037

PROPOSAL 3: The approval of the Amended and Restated 2014 Omnibus Incentive Plan

For	Against	Abstain	Broker Non-Votes
33,023,392	1,017,448	17,643	2,576,371

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2019

RYERSON HOLDING CORPORATION

By:	/s/ Erich S. Schnaufer
Name:	Erich S. Schnaufer
Title:	Chief Financial Officer